UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 6, 2014

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 9, 2014, TETRA Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of 2014. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

The Company provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles, or “GAAP.” To help understand the Company's past financial performance and future results, the Company has supplemented the financial results that it provides in accordance with GAAP included in the press release with disclosures concerning free cash flow excluding the Company's Maritech segment and acquisitions, consolidated revenues excluding the Company's Maritech segment, consolidated gross profit excluding the Company's Maritech segment, consolidated income before taxes excluding the Company's Maritech segment, net income per diluted share excluding the Company's Maritech segment, and net debt, each of which is a non-GAAP financial measure. The methods the Company uses to produce these non-GAAP financial measures may differ from the methods used by other companies. Free cash flow excluding the Company's Maritech segment and acquisitions, consolidated revenues excluding the Company's Maritech segment, consolidated gross profit excluding the Company's Maritech segment, consolidated income before taxes excluding the Company's Maritech segment, net income per diluted share excluding the Company's Maritech segment, and net debt are not measures of financial performance under GAAP and the Company's reference to these non-GAAP financial measures should be considered in addition to results that are prepared under GAAP and should not be considered substitutes for the financial results that are presented as consistent with GAAP. The Company's management uses this supplemental non-GAAP financial information internally to understand, manage and evaluate the company's business, to make operating decisions and for planning and forecasting purposes. Reconciliation to the nearest GAAP financial measure of each non-GAAP financial measure is included in the press release attached hereto as Exhibit 99.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The Company’s annual meeting of stockholders was held on May 6, 2014.
(b)    The following matters were voted upon by the stockholders of the Company at its 2014 annual meeting of stockholders:

(i)	Item 1 - the election of nine members to the Company’s Board of Directors;

(ii)	Item 2 - the ratification and approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(iii)	Item 3 - to conduct an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement.

The proposals are described in detail in the Company’s Proxy Statement. The voting results are as follows:

Item 1 - Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Mark E. Baldwin	70,463,384	686,858	4,685,216
Thomas R. Bates, Jr.	70,434,296	715,496	4,685,216
Stuart M. Brightman	70,278,267	871,975	4,685,216
Paul D. Coombs	69,191,077	1,959,165	4,685,216
Ralph S. Cunningham	69,223,449	1,926,793	4,685,216
John F. Glick	70,460,088	690,154	4,685,216
Kenneth P. Mitchell	68,823,752	2,326,490	4,685,216
William D. Sullivan	66,776,215	4,374,027	4,685,216
Kenneth E. White, Jr.	69,843,603	1,306,639	4,685,216

As previously disclosed in the Company’s Proxy Statement, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 24, 2014, in connection with the Company’s annual meeting of stockholders, Tom H. Delimitros and Geoffrey M. Hertel retired from the Board of Directors upon expiration of their respective terms as directors at the annual meeting. Immediately following the annual meeting, the Company’s Board of Directors decreased the size of the board to nine members.

Item 2 - Ratification of Auditors

Votes For	Votes Against	Votes Abstained
75,517,148	287,898	30,412

Item 3 - Advisory Vote to Approve the Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
69,018,062	2,004,925	127,255	4,685,216

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 9, 2014, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: May 9, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 9, 2014, issued by TETRA Technologies, Inc.

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